                                                                    Exhibit 99.1

Quaker City Bancorp, Inc.                                         NASDAQ: QCBC
7021 Greenleaf Avenue
Whittier, California  90602
(562) 907-2200

                     For           QUAKER CITY BANCORP, INC.
                     Contact:      RICK MCGILL
                                   PRESIDENT/CEO
                                   (562) 907-2275
                                         OR
                                   DWIGHT L. WILSON
                                   SENIOR VICE PRESIDENT/CFO
                                   (562) 907-2241

--------------------------------------------------------------------------------

                                  PRESS RELEASE
                            QUAKER CITY BANCORP, INC.
               REPORTS EARNINGS FOR FIRST QUARTER FISCAL 2003 AND
                    ADDITIONAL STOCK REPURCHASE AUTHORIZATION

Whittier, California, October 22, 2002

Quaker City Bancorp, Inc. ("Company") (NASDAQ: QCBC), the holding company for Quaker City Bank ("Bank"), reported net earnings of $5.6 million, $0.83 per share for the quarter ended September 30, 2002, compared to $4.7 million, $0.71 per share for the quarter ended September 30, 2001, a 17.0% increase in earnings per share. For comparative purposes, net earnings for the quarter ended June 30, 2002 were $6.0 million, $0.88 per share. The trailing twelve months earnings per share at September 30, 2002 was $3.28 per share. All per share earnings are presented on a diluted basis.

The net interest margin for the current quarter was 3.89% compared to 3.77% for the same period last year, as the cost of interest bearing liabilities decreased more quickly than the yield on interest earning assets decreased. For comparative purposes, the net interest margin for the quarter ended June 30, 2002 was 4.16%. Net interest income for the quarter ended September 30, 2002 was down $308,000 from the quarter ended June 30, 2002. The reduction in the net interest margin from its historically high levels was due, in part, to new loan production and purchases (primarily adjustable rate) in the currently lower rate market. The Company also continues to extend maturities on Federal Home Loan Bank ("FHLB") advances and retail deposits in a rate environment that management considers favorable for extension.

Due to growth in the real estate loan portfolio during the current quarter, the Company added $200,000 to the general loan loss reserve. The Company also recognized a one-time tax benefit of $158,000 during the current quarter due to a change in the State of California tax law regarding reserves for loan losses.

Return on average assets ("ROAA") improved to 1.51% for the current quarter, compared to 1.43% for the same quarter ended September 30, 2001. The Company's return on average equity ("ROAE") for the current quarter decreased slightly to 17.23%, compared to 17.50% for the quarter ended September 30, 2001.

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Average earning assets for the current quarter increased to $1.47 billion compared to $1.30 billion for the same period last year, a 12.8% increase. President and Chief Executive Officer Rick McGill commented, "Loan demand in the southern California real estate market continues to be strong with our loan originations and purchases increasing 43.2% during the quarter compared to the same quarter last year." As a result of the increased earning assets and an increase in net interest margin, net interest income before provision for loan losses for the quarter increased to $14.5 million from $12.3 million for the same quarter last year, an 18.3% increase.

Noninterest income for the quarter ended September 30, 2002 increased to $2.3 million from $1.7 million for the same period last year, an increase of 29.6%. This increase was primarily the result of increased deposit fee income, up 42.6% from the same period last year.

Nonperforming loans at September 30, 2002 were reduced to $3.4 million, 0.26% of gross loans, compared to $4.3 million, 0.35% of gross loans at June 30, 2002. Real estate acquired through foreclosure ("REO") was $18,000 as of September 30, 2002, unchanged from June 30, 2002. Total nonperforming assets decreased to $3.4 million, or 0.22% of assets at September 30, 2002, compared to $4.3 million, 0.29% of total assets as of June 30, 2002. The Company includes as nonperforming assets nonaccrual loans 60 or more days past due, troubled debt restructured loans and REO.

The ratio of general and administrative ("G&A") expenses to average assets increased to 1.85% for the current quarter compared to 1.71% for the same quarter last year. The increase was a result of costs related to additional bonuses paid above the accrued amount for fiscal 2002, primarily for the nonmanagerial staff of the Bank, retirement plan contributions including compensation costs for the Employee Stock Ownership Plan, and planned branch network expansion expenses with three new branches opened since May 2002. The efficiency ratio for the current quarter increased slightly to 41.18%, compared to 40.67% for the quarter ended September 30, 2001. The efficiency ratio is the measurement of G&A expenses as a percentage of net interest income before provision for loan losses and noninterest income, excluding nonrecurring items.

During the quarter ended September 30, 2002 the Company opened two new retail bank in-store branches located in the Wal-Mart stores in the communities of Santa Fe Springs and Pico Rivera, California. The Company now has twelve in-store Wal-Mart branches.

The Company had $1.52 billion in total assets at September 30, 2002, and operates twenty-three retail banking branches in the Los Angeles, Orange, Riverside and San Bernardino counties in southern California. An additional Wal-Mart in-store branch, in Los Angeles County, is scheduled to open during October 2002, in Long Beach, California. At September 30, 2002, consolidated stockholders' equity of the Company was $131.5 million, representing 8.68% of total assets. The Bank was founded in 1920 and its regulatory capital levels continue to exceed the levels necessary to be considered "Well Capitalized."

Pursuant to previously announced plans to repurchase Company stock, the Company acquired in the open market 113,574 shares of its common stock at an average price per share of $35.22 during the quarter ended September 30, 2002. On October 17, 2002, the Board of Directors authorized the additional repurchase of up to 5% of the Company's outstanding common stock. This 5% authorization, in combination with 157,551 shares remaining from the previous Board repurchase authorization, brings the total number of shares authorized for repurchase to 484,170, approximately 7.4% of the Company's outstanding common stock.

President and Chief Executive Officer Rick McGill will be hosting a telephone conference call to discuss the results of the first quarter and to answer questions of callers today, October 22, 2002 at 4:00 pm Eastern Time (1:00 pm Pacific). The teleconference dial-in number is (888) 273-9887. Please phone in no later than 3:55 pm Eastern Time today to participate. There

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will be a replay of the call available beginning at 5:45 pm Eastern Time on the
22nd and ending at 2:59 am Eastern Time on October 30, 2002. The replay dial-in number is (800) 475-6701, access code 656244.

This news release contains certain forward-looking statements that are subject to various factors which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, general business environment, interest rate fluctuations that may affect operating margin, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions.

                                  Tables Follow

                            Quaker City Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                                 (NASDAQ: QCBC)
                                    Unaudited
                    (Dollars in thousands, except share data)

                                                                                      September 30,          June 30,
                                                                                          2002                 2002
                                                                                      -------------         ----------
Assets
     Cash and due from banks ...................................................            $18,672            $14,128
     Interest-bearing deposits .................................................                630                762
     Federal funds sold and other short-term investments .......................              1,600              3,500
     Investment securities held-to-maturity ....................................             12,280             14,273
     Investment securities available-for-sale ..................................             49,920             79,234
     Loans receivable, net .....................................................          1,249,238          1,193,035
     Loans receivable held-for-sale ............................................              4,783              3,436
     Mortgage-backed securities held-to-maturity ...............................            102,558            117,827
     Mortgage-backed securities available-for-sale .............................             39,296             26,449
     Real estate held for sale .................................................                 18                 18
     Federal Home Loan Bank stock, at cost .....................................             17,000             16,685
     Office premises and equipment, net ........................................              7,527              7,327
     Deferred tax asset ........................................................                461                324
     Accrued interest receivable and other assets ..............................             10,869             10,436
                                                                                         ----------         ----------

        Total assets ...........................................................         $1,514,852         $1,487,434
                                                                                         ==========         ==========

Liabilities and Stockholders' Equity
     Deposits ..................................................................         $1,019,286         $1,009,725
     Federal Home Loan Bank advances ...........................................            340,000            330,700
     Accounts payable and accrued expenses .....................................              7,328              8,605
     Other liabilities .........................................................             16,744              9,893
                                                                                         ----------         ----------

        Total liabilities ......................................................          1,383,358          1,358,923

     Stockholders' Equity:
     Common stock, $.01 par value. Authorized 20,000,000 shares; issued and outstanding 6,532,368 shares and 6,610,017 at September 30,
        2002 and June 30, 2002, respectively ...................................                 65                 66
     Additional paid-in capital ................................................            125,034            124,428
     Accumulated other comprehensive income ....................................                  5               (244)
     Retained earnings, substantially restricted ...............................              6,889              4,818
     Deferred compensation .....................................................               (499)              (557)
                                                                                         ----------         ----------

        Total stockholders' equity .............................................            131,494            128,511
                                                                                         ----------         ----------
        Total liabilities and stockholders' equity .............................         $1,514,852         $1,487,434
                                                                                         ==========         ==========

                            Quaker City Bancorp, Inc.
                      Consolidated Statements of Operations
                                 (NASDAQ: QCBC)
                                    Unaudited
                  (Dollars in thousands, except per share data)

                                                                                          Three Months Ended
                                                                                              September 30,
                                                                                              -------------
                                                                                       2002                   2001
                                                                                       ----                   ----
Interest income:
  Loans receivable .............................................................     $22,010                 $23,135
  Mortgage-backed securities ...................................................       1,953                   2,027
  Investment securities ........................................................         783                     604
  Other ........................................................................         266                     286
                                                                                     -------                 -------
     Total interest income .....................................................      25,012                  26,052
                                                                                     -------                 -------

Interest expense:
  Deposits .....................................................................       6,711                   9,853
  Federal Home Loan Bank advances ..............................................       3,790                   3,933
                                                                                     -------                 -------
     Total interest expense ....................................................      10,501                  13,786
                                                                                     -------                 -------

  Net interest income before provision for loan losses .........................      14,511                  12,266

Provision for loan losses ......................................................         200                      --
                                                                                     -------                 -------

  Net interest income after provision for loan losses ..........................      14,311                  12,266
                                                                                     -------                 -------

Other income:
  Deposit fees .................................................................       1,161                     814
  Loan servicing charges and fees ..............................................         618                     516
  Gain on sale of loans held for sale ..........................................         112                     161
  Commissions ..................................................................         188                     235
  Gain on sale of securities available for sale ................................          41                      --
  Other ........................................................................         133                      13
                                                                                     -------                 -------
     Total other income ........................................................       2,253                   1,739
                                                                                     -------                 -------
Other expense:
  Compensation and employee benefits ...........................................       3,814                   3,214
  Occupancy, net ...............................................................         805                     725
  Federal deposit insurance premiums ...........................................         108                     100
  Data processing ..............................................................         369                     306
  Advertising and promotional ..................................................         352                     313
  Consulting fees ..............................................................         242                     142
  Other general and administrative expense .....................................       1,214                     896
                                                                                     -------                 -------
     Total general and administrative expense ..................................       6,904                   5,696
Amortization of core deposit intangible ........................................          29                      29
                                                                                     -------                 -------
     Total other expense .......................................................       6,933                   5,725
                                                                                     -------                 -------
     Earnings before income taxes ..............................................       9,631                   8,280
Income taxes ...................................................................       3,996                   3,538
                                                                                     -------                 -------
Net earnings ...................................................................     $ 5,635                 $ 4,742
                                                                                     =======                 =======
Basic earnings per share .......................................................     $  0.87                 $  0.76
Diluted earnings per share .....................................................     $  0.83                 $  0.71



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

                            Quaker City Bancorp, Inc.
                    Consolidated Financial Highlights, Page 1
                                 (NASDAQ: QCBC)
                                    Unaudited
             (Dollars in thousands, except share and per share data)


                                                                                    At September 30,     At June 30,
                                                                                          2002              2002
                                                                                    ---------------      -----------
Selected Financial Data
Total assets ...................................................................       $1,514,852        $1,487,434
Total liabilities ..............................................................       $1,383,358        $1,358,923
Loans receivable (1) ...........................................................       $1,254,021        $1,196,471
Allowance for loan losses ......................................................          $11,331           $11,131
Investment securities (1) ......................................................          $62,200           $93,507
Mortgage-backed securities (1) .................................................         $141,854          $144,276
Real estate held for sale ......................................................              $18               $18
Deposits .......................................................................       $1,019,286        $1,009,725
Federal Home Loan Bank (FHLB) advances .........................................         $340,000          $330,700
Total stockholders' equity .....................................................         $131,494          $128,511
Total common shares outstanding ................................................        6,532,368         6,610,017
Trailing twelve month diluted earnings per share ...............................            $3.28             $3.17
Book value per common share ....................................................           $20.13            $19.44
Stock price at end of period ...................................................           $33.17            $33.14
     (1) Includes assets held or available for sale.


                                                                                             At or for the
                                                                                    Three Months Ended September 30,
                                                                                          2002             2001
                                                                                    --------------       ------------
Selected Operating Data
Net interest income before provision for loan losses ...........................          $14,511           $12,266
Provision for loan losses ......................................................              200                --
                                                                                         --------          --------
Net interest income after provision for loan losses ............................           14,311            12,266
Total other income .............................................................            2,253             1,739
Total other expense ............................................................            6,933             5,725
                                                                                         --------          --------
Earnings before income taxes ...................................................            9,631             8,280
Income taxes ...................................................................            3,996             3,538
                                                                                         --------          --------
Net earnings ...................................................................           $5,635            $4,742
                                                                                         ========          ========
Basic earnings per share .......................................................            $0.87             $0.76
Diluted earnings per share .....................................................            $0.83             $0.71

Average Earning Assets .........................................................       $1,469,901        $1,302,887
Weighted Average Shares Outstanding and Equivalents ............................        6,765,055         6,636,376

Performance Ratios (2)
Return on average assets .......................................................            1.51%             1.43%
Return on average equity .......................................................           17.23%            17.50%
Average equity to average assets ...............................................            8.76%             8.14%
Interest rate spread during the period .........................................            3.59%             3.34%
Net interest margin ............................................................            3.89%             3.77%
General and administrative expense to average assets ...........................            1.85%             1.71%
Efficiency ratio ...............................................................           41.18%            40.67%
Other expense to average assets ................................................            1.86%             1.72%
     (2) All applicable quarterly ratios reflect annualized figures.


                            Quaker City Bancorp, Inc.
                    Consolidated Financial Highlights, Page 2
                                 (NASDAQ: QCBC)
                                    Unaudited
             (Dollars in thousands, except share and per share data)



                                                                                 At September 30,     At June 30,
Asset Quality Ratios and Data                                                          2002              2002
                                                                                 --------------       -----------
Nonperforming loans as a percentage of gross loans (3) ........................          0.26%            0.35%
Nonperforming assets as a percentage of total assets (4) ......................          0.22%            0.29%
Total allowance for loan losses as a percentage of gross loans ................          0.89%            0.92%
Total allowance for loan losses as a percentage of total nonperforming loans ..        338.04%          260.62%
Total allowance as a percentage of total nonperforming assets (5) .............        336.23%          259.52%

Net charge-offs, quarter to date ..............................................      $     --         $     11
Nonaccrual loans (3) ..........................................................      $  3,352         $  4,271
Troubled debt restructured loans ..............................................            --               --
                                                                                     --------         --------
     Total nonperforming loans ................................................         3,352            4,271
Real estate acquired through foreclosure ......................................            18               18
                                                                                     --------         --------
     Total nonperforming assets ...............................................      $  3,370         $  4,289
                                                                                     ========         ========

Number of:
Pass Book/Savings Accounts ....................................................        16,754           16,041
Checking Accounts .............................................................        32,116           30,872
Money Market Accounts .........................................................         7,822            7,587


(3) Nonperforming loans are net of specific allowances and include nonaccrual and troubled debt restructured loans. Gross loans include loans held for sale.
(4)  Nonperforming assets include nonperforming loans and REO.
(5)  Total allowance includes loan and REO valuation allowances.